UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2016 (April 19, 2016)

Global Medical REIT Inc.

(Exact name of registrant as specified in its charter)

Maryland	8091371022	46-4757266
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 450 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	202-524-6851

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 19, 2016, Global Medial REIT Inc. (the “Company”, “we”, “us”, “our”) entered into an Asset Purchase Agreement (the “Agreement”) with Paper Mill Partners, L.P., a Pennsylvania limited partnership (the “Partners”) and Ridgewood Surgery Center, L.P., a Pennsylvania limited partnership (“Ridgewood”) (Partners and Ridgewood each being referred to herein as a “Seller” and being collectively referred to herein as the “Sellers”) to acquire a 17,000 square foot eye center located at 1802 Papermill Road, Wyomissing, PA 19610 (the “Eye Center”) owned and operated by Partners and a 6,500 square foot eye surgery center located at 2220 Ridgewood Road, Wyomissing, PA 19610 (the “Surgery Center”) owned and operated by Ridgewood (the Eye Center and Surgery Center each being referred to herein as a “Facility” and being collectively referred to herein as the “Facilities”). The aggregate purchase price for the Facilities is $9,200,600 (the “Purchase Price”). The acquisition includes the Facilities, together with the real property, the improvements, and all appurtenances thereto.

The Eye Center will be leased back to Berks Eye Physicians & Surgeons, Ltd., a Pennsylvania professional corporation (the “Eye Center Tenant”) and the Surgery Center will be leased back to Ridgewood Surgery Associates LLC, a Pennsylvania limited liability company (the “Surgery Center Tenant”). Both leases will be 10-year absolute triple-net lease agreements that expire in 2026 and will be cross defaulted. Both leases also provide for two consecutive five year extensions at the option of the tenants. The Eye Center Lease will be guaranteed by the Surgery Center Tenant and the Surgery Center Lease will be guaranteed by the Eye Center Tenant, each pursuant to a written guaranty.

The material terms of the Agreement provide for: (i) a “deposit” to be paid by the Company to the title company by April 26, 2016 in the amount of $50,000, which will be applied to the Purchase Price at closing; (ii) the delivery by the Sellers of items identified on the preliminary due diligence checklist attached as Exhibit C to the Agreement on or before April 26, 2016; (iii) a property inspection (“Due Diligence Period”) that will expire at 6:00 p.m. CT on May 30, 2016, during which time the Company shall have the right to terminate the Agreement by written notice to the Sellers in the event the Company, in the Company’s sole discretion, is not satisfied with the Facilities for any reason, provided that such notice is delivered to Sellers on or before 6:00 p.m. CT prior to the last day of the Due Diligence Period; (iv) a closing date that shall occur on or before 2:00 p.m. CT on June 20, 2016; (v) the right for the Company to extend the closing date for up to thirty (30) days upon notice delivered to the Sellers prior to the original closing date. The Agreement also contains additional customary covenants, representations, and warranties.

Under the Agreement, the Company has the right to, and intends to, designate one or more subsidiaries of Global Medical REIT L.P., the Company’s operating partnership, to purchase the Facilities and lease them back to the tenant-operators.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.
Date: April 25, 2016	By: /s/ David Young
David Young Chief Executive Officer (Principal Executive Officer)